UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2002

AMC ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-8747	43-1304369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 W. 14TH STREET
P.O. Box 219615
Kansas City, Missouri	64121-9615
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code (816) 221-4000

Item 2. Acquisition or Disposition of Assets.

As previously reported, as of January 15, 2002 we entered into a definitive stock purchase agreement to acquire all of the stock of GC Companies, Inc. pursuant to a plan of reorganization sponsored by us. The plan of reorganization received the requisite approval of each class of creditors and shareholders whose vote on the plan was required for approval, and on March 18, 2002 the bankruptcy court entered its order confirming the modified first amended plan of reorganization (the "plan"). On March 29, 2002 the plan became effective and we completed our acquisition of GC Companies, Inc.

Our purchase price of approximately $167 million (net of $6.5 million from the sale of GC Companies' portfolio of venture capital investments on the effective date) includes anticipated cash payments of $71.3 million, $72.9 million of our 9 1/2% senior subordinated notes due 2011 and $29.3 million of our common stock, or 2.4 million shares based on a price under the plan of $12.14 per share (the average closing price per share for the 15 trading days prior to the effective date of the plan). We used (or will use) available cash from our recent sales of senior subordinated notes and common stock for the cash payments under the plan of reorganization. To date, we have issued $72.9 million of our senior subordinated notes and 386,602 shares of our common stock and paid $47.7 million in cash to creditors of GC Companies.

The purchase price is based on current estimates of the amount of "deduction claims" under the plan. The exact purchase price will not be determinable until all disputed claim amounts are resolved, which may take 90 days or more after the effective date of the plan to occur. Under the plan, an increase in the amount of deduction claims, which are paid in cash, will reduce the amount of common stock we issue to unsecured creditors, and vice versa. Although the purchase price should not change materially as a result of the resolution of disputed claims, the ultimate amount of cash and common stock components may vary from our current estimates. The remaining shares of common stock issuable to unsecured creditors under the plan, currently estimated to be approximately 2.0 million shares, are not to be distributed until 90 days after the effective date.

On the effective date of the plan, GC Companies and its subsidiaries operated 66 theatres with 621 screens in the United States, and had a 50 per cent interest in a joint venture that operates nine theatres with 87 screens in Argentina, six theatres with 50 screens in Chile, a theatre with 15 screens in Brazil and a joint venture with an eight-screen theatre in Uruguay. On the effective date of the plan, all of the operating domestic theatre subsidiaries of GC Companies were merged into GC Companies, Inc. and it was renamed AMC-GCT, Inc. Efforts are underway to re-brand the newly acquired U.S. complexes as AMC Theatres, and we expect the process to be completed by Memorial Day. We have no near-term plans for closing any of the former GC theatres prior to their lease expiration dates.

Prior to the acquisition, there were no material relationships between GC Companies and us or any of our affiliates, any of our directors or officers or any of their associates.

Item 7. Financial Statements and Exhibits.

  Financial Statements of businesses acquired.

The following historical financial statements for GC Companies, Inc. Debtor-in-Possession as of October 11, 2000 are incorporated herein by reference to pages F-60 through F-107 of our Form S-4 Registration Statement (File No. 333-85062) as filed with the Securities and Exchange Commission on March 27, 2002. With the exception of this foregoing information specifically incorporated by reference into this Form 8-K, our Form S-4 Registration Statement is not being filed as a part hereof.

UNAUDITED FINANCIAL STATEMENTS OF GC COMPANIES, INC.

Condensed Consolidated Balance Sheets as of January 31, 2002 and October 31, 2001	F-60
Condensed Consolidated Statements of Operations for the Three Months ended January 31, 2002 and 2001	F-61
Condensed Consolidated Statements of Cash Flows for the Three Months ended January 31, 2002 and 2001	F-62
Notes to Condensed Consolidated Financial Statements	F-63

AUDITED FINANCIAL STATEMENTS OF GC COMPANIES, INC.:

(F page references are to pages in Registration Statement (File No. 333-85062) filed on March 27, 2002)

(b) Pro forma financial information.

AMC ENTERTAINMENT INC.

CONDENSED PRO FORMA FINANCIAL STATEMENTS

(UNAUDITED)

The following unaudited Condensed Pro Forma Statements of Operations and Balance Sheet have been prepared giving effect to the offering of $175 million aggregate principal amount of our notes due 2012 (completed in January 2002), our recently completed offering of 10.35 million shares of common stock (including 1,350,000 shares purchased pursuant to the exercise of an over-allotment option) and the acquisition of GC Companies, Inc. The Condensed Pro Forma Statements of Operations for the thirty-nine weeks ended December 27, 2001, the year (52 weeks) ended March 29, 2001 and the 52 weeks ended December 27, 2001 assume that the note offering, the common stock offering and the acquisition occurred on March 31, 2000. The Condensed Pro Forma Balance Sheet assumes that the note offering, the common stock offering and the acquisition occurred on December 27, 2001.

The unaudited Condensed Pro Forma Financial Statements do not purport to represent our financial position or results of operations had the above transactions in fact occurred on such dates. In addition, the unaudited Condensed Pro Forma Financial Statements are not intended to be indicative of our future financial position or results of operations.

The unaudited Condensed Pro Forma Financial Statements should be read in conjunction with our historical financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations.

AMC ENTERTAINMENT INC.

CONDENSED PRO FORMA BALANCE SHEET

AS OF DECEMBER 27, 2001

(IN THOUSANDS)

(UNAUDITED)
	HISTORICAL	PRO FORMA				HISTORICAL	PRO FORMA
	AMCE Actual (1)	Note Offering Adjustments	Pro forma for the Note Offering	Common Stock Offering Adjustments	Pro forma for the Note Offering and the Common Stock Offering	GC Actual (2)	Acquisition Adjustments	Pro forma for the Note Offering, the Common Stock Offering and the Acquisition (14)
Assets
Cash and equivalents	$48,428	$105,237 (3)	$153,665	$100,800 (4)	$ 254,465	$ 9,501	$ (64,800) (5)	$ 199,166
Other current assets	64,133	-	64,133	-	64,133	5,323	-	69,456
Property net	770,634	-	770,634	-	770,634	92,070	59,830 (6)	922,534
Intangible assets, net	6,107	-	6,107	-	6,107	-	23,400 (6)	29,507
Goodwill	-	-	-	-	-	-	58,638 (6)	58,638
Deferred income taxes	135,891	-	135,891	-	135,891	-	(8,892) (6)	126,999
Portfolio investments	-	-	-	-	-	64,109	(64,109) (6)	-
Investment in international theatre affiliates	-	-	-	-	-	39,368	(39,368) (6)	-
Other long-term assets	40,515	5,026	45,541	-	45,541	9,498	4,800 (6)	59,839

Total assets	$1,065,708	$ 110,263	$1,175,971	$100,800	$1,276,771	$ 219,869	$ (30,501)	$1,466,139

Liabilities and Stockholders' Equity
Current liabilities	$ 236,259	$ -	$ 236,259	-	$ 236,259	$ 48,087	$(18,585) (6)	$265,761
Corporate borrowings:
$425 million Credit Facility	62,000	(62,000) (3)	-	-	-	-	-	-
9 1/2% Senior Subordinated Notes due 2009	199,226	-	199,226	-	199,226	-	-	199,226
9 1/2% Senior Subordinated Notes due 2011	225,000	-	225,000	-	225,000	-	72,880 (5)	297,880
9 7/8% Senior Subordinated Notes due 2012	-	172,263 (3)	172,263	-	172,263	-	-	172,263
Capital and financing lease obligations	55,070	-	55,070	-	55,070	-	-	55,070
Liabilities subject to compromise	-	-	-	-	-	196,400	(196,400) (6)	-
Minority interest	-	-	-	-	-	566	-	566
Other long-term liabilities	119,951	-	119,951	-	119,951	-	57,100 (6)	177,051

	897,506	110,263	1,007,769	-	1,007,769	245,053	(85,005)	1,167,817
Stockholders' equity (deficit)	168,202	-	168,202	$100,800 (4)	269,002	(25,184)	54,504 (5),(6)	298,322

Total liabilities and stockholders' equity	$1,065,708	$110,263	$1,175,971	$100,800	$1,276,771	$219,869	$ (30,501)	$1,466,139

See Notes to Condensed Pro Forma Financial Statements.

AMC ENTERTAINMENT INC.

CONDENSED PRO FORMA STATEMENT OF OPERATIONS

THIRTY-NINE WEEKS ENDED DECEMBER 27, 2001

(IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

(UNAUDITED)
	HISTORICAL		PRO FORMA			HISTORICAL		PRO FORMA
	AMCE Actual (1)	Note Offering Adjustments	Pro forma for the Note Offering	Common Stock Offering Adjustments	Pro forma for the Note Offering and the Common Stock Offering	GC Actual (2)	Acquisition Adjustments	Pro forma for the Note Offering, The Common Stock Offering and the Acquisition (14)
Total revenues	$1,002,939	$ -	$1,002,939	$ -	$1,002,939	$212,132	$(2,681) (12)	$1,212,390
Cost of operations	679,027	-	679,027	-	679,027	144,973	(846) (12)	823,154
Rent	176,359	-	176,359	-	176,359	55,793	(14,449) (8)	217,703
General and administrative expense	25,359	-	25,359	-	25,359	1,344	-	26,703
Preopening expense	3,988	-	3,988	-	3,988	-	-	3,988
Theatre and other closure expense	1,824	-	1,824	-	1,824	-	-	1,824
Reorganization items	-	-	-	-	-	18,518	(13,944) (12)	4,574
Depreciation and amortization	73,870	-	73,870	-	73,870	9,657	6,956 (9)(12)	90,483
Impairment of long-lived assets and restructuring	-	-	-	-	-	-	-	-
(Gain) loss on disposition of assets	(1,826)	-	(1,826)	-	(1,826)	(92)	82 (12)	(1,836)

Operating income (loss)	44,338	-	44,338	-	44,338	(18,061)	19,520	45,797
Other (income) expense	3,754	-	3,754	-	3,754	(1)	-	3,753
Interest expense	43,700	10,755 (7)(a)	54,455	(220) (7)(b)	54,235	3,835	1,380 (10)	59,450
Investment (income) loss	(843)	-	(843)	-	(843)	10,576	(10,576) (11)	(843)

Earnings (loss) before income taxes	(2,273)	(10,755)	(13,028)	220	(12,808)	(32,471)	28,716	(16,563)
Income tax provision (benefit)	(400)	(4,300) (13)	(4,700)	100	(4,600)	-	(1,500) (13)	(6,100)

Net earnings (loss)	$ (1,873)	$ (6,455)	$ (8,328)	$ 120	$ (8,208)	$(32,471)	$30,216	$(10,463)

Preferred Dividends	(20,587)	-	(20,587)	-	(20,587)	-	-	(20,587)

Net loss for shares of common stock	$(22,460)	$ (6,455)	$ (28,915)	$ 120	$(28,795)	$(32,471)	$30,216	$(31,050)

Loss per share:
Basic	$ (0.96)		$ (1.23)		$ (0.85)			$ (0.86)

Diluted	$ (0.96)		$ (1.23)		$ (0.85)			$ (0.86)

Weighted average number of shares outstanding:
Basic	23,469	-	23,469	10,350 (4)	33,819	-	2,415 (5)	36,234

Diluted	23,469	-	23,469	10,350 (4)	33,819	-	2,415 (5)	36,234

See Notes to Condensed Pro Forma Financial Statements.

AMC ENTERTAINMENT INC.

CONDENSED PRO FORMA STATEMENT OF OPERATIONS

FIFTY-TWO WEEKS ENDED MARCH 29, 2001

(IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

(UNAUDITED)
HISTORICAL		PRO FORMA					HISTORICAL	PRO FORMA
	AMCE Actual (1)	Note Offering Adjustments	Pro forma for the Note Offering	Common Stock Offering Adjustments	Pro forma for the Note Offering and the Common Stock Offering	GC Actual (2)	Acquisition Adjustments	Pro forma for Note Offering, the Common Stock Offering and the Acquisition (14)
Total revenues	$1,214,801	$ -	$1,214,801	$ -	$1,214,801	$346,490	$(56,019) (12)	$1,505,272
Cost of operations	822,189	-	822,189	-	822,189	252,042	(45,109) (12)	1,029,122
Rent	229,314	-	229,314	-	229,314	95,635	(40,775) (8),(12)	284,174
General and administrative expense	32,499	-	32,499	-	32,499	3,502	-	36,001
Preopening expense	3,808	-	3,808	-	3,808	-	-	3,808
Theatre and other closure expense	24,169	-	24,169	-	24,169	-	-	24,169
Reorganization items	-	-	-	-	-	32,004	(13,835) (12)	18,169
Depreciation and amortization	105,260	-	105,260	-	105,260	16,641	8,687 (9),(12)	130,588
Impairment of long-lived assets and restructuring	68,776	-	68,776	-	68,776	38,726	(13,589) (12)	93,913
(Gain) loss on disposition of assets	(664)	-	(664)	-	(664)	(83)	77 (12)	(670)

Operating loss	(70,550)	-	(70,550)	-	(70,550)	(91,977)	48,525	(114,002)
Other (income) expense	(9,996)	-	(9,996)	-	(9,996)	1,076	-	(8,920)
Interest expense	77,000	3,984 (7)(a)	80,984	(7,788) (7)(b)	73,196	5,291	1,663 (10)	80,150
Investment (income) loss	(1,728)	-	(1,728)	-	(1,728)	29,762	(29,762) (11)	(1,728)

Loss before income taxes and cumulative effect of an accounting change	(135,826)	(3,984)	(139,810)	7,788	(132,022)	(128,106)	76,624	(183,504)
Income tax provision (benefit)	(45,700)	(1,600) (13)	(47,300)	3,200	(44,100)	8,069	(28,669) (13)	(64,700)

Loss before cumulative effect of an accounting change	$ (90,126)	$ (2,384)	$ (92,510)	$ 4,588	$ (87,922)	$(136,175)	$105,293	$(118,804)

Loss per share before cumulative effect of an accounting change:
Basic	$ (3.84)		$ (3.94)		$ (2.60)			$ (3.28)

Diluted	$ (3.84)		$ (3.94)		$ (2.60)			$ (3.28)

Weighted average number of shares outstanding:
Basic	23,469	-	23,469	10,350 (4)	33,819	-	2,415 (5)	36,234

Diluted	23,469	-	23,469	10,350 (4)	33,819	-	2,415 (5)	36,234

See Notes to Condensed Pro Forma Financial Statements.

AMC ENTERTAINMENT INC.

CONDENSED PRO FORMA STATEMENT OF OPERATIONS

FIFTY-TWO WEEKS ENDED DECEMBER 27, 2001

(IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

(UNAUDITED)
	HISTORICAL	PRO FORMA				HISTORICAL	PRO FORMA
	AMCE Actual (1)	Note Offering Adjustments	Pro forma for the Note Offering	Common Stock Offering Adjustments	Pro forma for the Note Offering and the Common Stock Offering	GC Actual (2)	Acquisition Adjustments	Pro forma for the Note Offering, the Common Stock Offering and the Acquisition (14)

Total revenues	$1,292,492	$ -	$1,292,492	$ -	$1,292,492	$ 298,443	$ (4,824) (12)	$1,586,111
Cost of operations	872,242	-	872,242	-	872,242	204,500	(2,725) (12)	1,074,017
Rent	235,006	-	235,006	-	235,006	75,323	(19,621) (8),(12)	290,708
General and administrative expense	35,869	-	35,869	-	35,869	1,763	-	37,632
Preopening expense	4,999	-	4,999	-	4,999	-	-	4,999
Theatre and other closure expense	12,166	-	12,166	-	12,166	-	-	12,166
Reorganization items	-	-	-	-	-	21,670	(14,489) (12)	7,181
Depreciation and amortization	100,370	-	100,370	-	100,370	13,001	9,230 (9),(12)	122,601
Impairment of long-lived assets and restructuring	64,963	-	64,963	-	64,963	-	-	64,963
(Gain) loss on disposition of assets	(695)	-	(695)	-	(695)	(122)	82 (12)	(735)

Operating loss	(32,428)	-	(32,428)	-	(32,428)	(17,692)	22,699	(27,421)
Other (income) expense	3,754	-	3,754	-	3,754	(1)	-	3,753
Interest expense	62,630	12,140 (7)(a)	74,770	(2,080) (7)(b)	72,690	5,374	1,580 (10)	79,644
Investment (income) loss	(2,373)	-	(2,373)	-	(2,373)	12,796	(12,796) (11)	(2,373)

Loss before income taxes	(96,439)	(12,140)	(108,579)	2,080	(106,499)	(35,861)	33,915	(108,445)
Income tax provision (benefit)	(31,000)	(4,900) (13)	(35,900)	900	(35,000)	-	(700) (13)	(35,700)

Net loss	$ (65,439)	$ (7,240)	$ (72,679)	$ 1,180	$ (71,499)	$ (35,861)	$ 34,615	$ (72,745)

Preferred Dividends	(20,587)	-	(20,587)	-	(20,587)	-	-	(20,587)

Net loss for shares of common stock	$ (86,026)	$ (7,240)	$ (93,266)	$ 1,180	$ (92,086)	$ (35,861)	$ 34,615	$ (93,332)

Loss per share:
Basic	$ (3.67)		$ (3.97)		$ (2.72)			$ (2.58)

Diluted	$ (3.67)		$ (3.97)		$ (2.72)			$ (2.58)

Weighted average number of shares outstanding:
Basic	23,469	-	23,469	10,350 (4)	33,819	-	2,415 (5)	36,234

Diluted	23,469	-	23,469	10,350 (4)	33,819	-	2,415 (5)	36,234

See Notes to Condensed Pro Forma Financial Statements.

AMC ENTERTAINMENT INC. NOTES TO UNAUDITED CONDENSED PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

1) The amounts presented hereunder for AMCE were taken from AMCE's December 27, 2001 and March 29, 2001 Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the 39 weeks ended December 27, 2001 (the "AMCE December 27, 2001 Form 10-Q") and our Annual Report on Form 10-K for the fiscal year (52 weeks) ended March 29, 2001 (the "AMCE fiscal 2001 Form 10-K"), respectively. Results for the 52 weeks ended December 27, 2001 were derived by adding our Consolidated Financial Statements for the 39 weeks ended December 27, 2001 (included in the AMCE December 27, 2001 Form 10-Q) to the Consolidated Financial Statements for the year (52 weeks) ended March 29, 2001 (included in the AMCE fiscal 2001 Form 10-K) and deducting the Consolidated Financial Statements for the 39 weeks ended December 28, 2000 (included in the AMCE December 27, 2001 Form 10-Q).

2) An acquired entity's income statement should be brought up to within 93 days of the acquiring person's fiscal year, if practicable, by adding subsequent interim results to the fiscal year's data and deducting the comparable preceding year interim results.

The balance sheet amounts presented hereunder for GC Companies were taken from GC Companies' Consolidated Financial Statements as of October 31, 2001 included in GC Companies' Annual Report on Form 10-K for the fiscal year ended October 31, 2001 (the "GC Companies' October 31, 2001 Form 10-K"). The income statement amounts presented hereunder for GC Companies in the Condensed Pro Forma Statement of Operations for the 39 weeks ended December 27, 2001 were derived by deducting GC Companies' Condensed Consolidated Financial Statements for the three months ended January 31, 2001 included in GC Companies' Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2001 (the "GC Companies January 31, 2001 Form 10-Q") from GC Companies' Consolidated Financial Statements for the 12 months ended October 31, 2001 included in the GC Companies' October 31, 2001 Form 10-K to arrive at a nine month period ended October 31, 2001. The income statement amounts presented hereunder for GC Companies in the Condensed Pro Forma Statement of Operations for the 52 weeks ended March 29, 2001 were derived by adding GC Companies' Condensed Consolidated Financial Statements for the three months ended January 31, 2001 included in GC Companies' January 31, 2001 Form 10-Q to the Consolidated Financial Statements for the 12 months ended October 31, 2000 included in GC Companies' Annual Report on Form 10-K for the fiscal year ended October 31, 2000 (the "GC Companies' fiscal 2000 Form 10-K") and deducting the Condensed Consolidated Financial Statements for the three months ended January 31, 2000 included in the GC Companies' January 31, 2001 Form 10-Q to arrive at a 12 month period ended January 31, 2001. The income statement amounts presented hereunder for GC Companies in the Condensed Pro Forma Statement of Operations for the 52 weeks ended December 27, 2001 were taken from GC Companies' Consolidated Financial Statements for the 12 months ended October 31, 2001 included in GC Companies' October 31, 2001 Form 10-K.

On October 11, 2000, GC Companies and certain of its domestic subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. Due to the filing, GC Companies sustained significant reorganization and other costs. Because this unusual event entered into the determination of operating results for GC Companies for the year ended October 31, 2000, we have also presented the pro forma statement of operations for the 52 weeks ended December 27, 2001.

The Condensed Pro Forma Balance Sheet has been prepared giving effect to the offering of our notes due 2012 (completed in January 2002), the common stock offering (completed in March 2002) and the acquisition of GC Companies (consummated on March 29, 2002); pro forma adjustments are made to the balance sheet to reflect the following:

3) The net proceeds of $167.2 million from the sale of $175 million of our notes due 2012 less estimated issuance costs and discount of $7.8 million and the application of a portion of those net proceeds to repay existing indebtedness under our credit facility, with the remainder of such net proceeds being invested in short term investments pending use thereof for general corporate purposes and to pursue our current business strategy, including acquisitions.

4) The expected net proceeds of $100.8 million from the sale of 10.35 million shares of common stock at a price of $10.50 per share (the public offering price for shares in our recently completed common stock offering) less estimated offering costs of $7.9 million and the application of those net proceeds for general corporate purposes.

5) Payment of the estimated purchase price of $167 million (net of $6.5 million from the sale of GC Companies' portfolio of venture capital investments on the effective date of the plan). The purchase price includes cash payments of $71.3 million, the issuance of $72.9 million in senior subordinated notes (at an assumed interest rate of 9.5% per annum) and $29.3 million of our common stock, or 2.4 million shares based on a price under the plan of $12.14 per share (the average closing price per share for the 15 trading days prior to the effective date of the plan). We have estimated the purchase price based on payment options available to key creditors of GC Companies.

The following is a summary of the allocation of the purchase price to the assets and liabilities to be acquired from GC Companies assuming the transaction occurred as of December 27, 2001:

(in thousands)
Cash and equivalents	$ 9,501
Other current assets	5,323
Property, net	151,900
Intangible assets	23,400
Goodwill	58,638
Deferred income taxes	(8,892)
Other long-term assets	14,298
Current liabilities	(29,502)
Other long-term liabilities	(57,666)

Total estimated purchase price	$167,000

6) Our preliminary allocation of the purchase price to the estimated fair value of the net assets as of December 27, 2001 was based on a preliminary valuation study performed by an independent third party.

The preliminary allocation of purchase price consisted primarily of:

(i) a write up of property, net of $59.8 million for assets acquired and assets that were previously leased by GC Companies pursuant to operating leases;

(ii) a write up of intangible assets, net of $23.4 million for favorable leases;

(iii) write up for unallocated purchase price of $58.6 million;

(iv) recognition of net deferred tax liabilities of $8.9 million;

(v) a write down of portfolio investments not acquired by us of $64.1 million;

(vi) a write down of $39.4 million of investments in international theatre affiliates to reflect estimated enterprise value of zero;

(vii) a write up of $4.8 million of other long-term assets for an acquired software program;

(viii) a write down of $18.6 million of current liabilities for deferred income related to the sales of gift certificates and discounted theatre tickets where we have not assumed a legal obligation to honor these items in the future;

(ix) a write off of $196.4 million of liabilities subject to compromise not assumed by us;

(x) the write up of $57.1 million of long term liabilities for unfavorable leases; and

(xi) the elimination of GC Companies stockholders' deficit of $25.2 million.

The original terms of the leases on 66 theatres with 621 screens that we assumed from GC Companies were generally not subject to modification as a result of the bankruptcy proceedings. Estimates of favorable lease assets and unfavorable lease liabilities were determined from the preliminary valuation study performed by an independent third party. These estimates were determined by discounting the difference between fair market rentals and contractual rentals over the remaining terms of the leases that we acquired from GC Companies. The estimates of favorable lease assets and unfavorable lease liabilities relate directly to the original terms of the operating leases that we assumed in connection with the acquisition of GC Companies. We believe that the final allocation of purchase price will not differ materially from the preliminary allocation of purchase price.

Pro forma adjustments are made to the Condensed Pro Forma Statements of Operations to reflect the following:

7) (a) An increase in interest expense and amortization of debt issue costs and discount related to the offering of our notes due 2012 of $13.5 million for the 39 weeks ended December 27, 2001, $18.1 million for the 52 weeks ended March 29, 2001, and $18.1 million for the 52 weeks ended December 27, 2001, based on an annual interest rate for the notes of 9.875%, offset by a decrease in interest expense of $2.8 million for the 39 weeks ended December 27, 2001, $14.1 million for the 52 weeks ended March 29, 2001 and $5.9 million for the 52 weeks ended December 27, 2001 related to repayments of indebtedness under the credit facility from the net proceeds of the note offering; and

(b) A decrease in interest expense of $.2 million for the 39 weeks ended December 27, 2001, $7.8 million for the 52 weeks ended March 29, 2001 and $2.1 million for the 52 weeks ended December 27, 2001 related to repayments of indebtedness under the credit facility from the net proceeds of the offering.

8) The amortization of unfavorable leases over the average remaining lease period of 8 years to reduce rent by $5.2 million for the 39 weeks ended December 27, 2001, $6.9 million for the 52 weeks ended March 29, 2001 and $6.9 million for the 52 weeks ended December 27, 2001 and the elimination of rent expense on equipment acquired by us that was leased by GC Companies which reduced cost of operations by $9.2 million for the 39 weeks ended December 27, 2001, $14.9 million for the 52 weeks ended March 29, 2001 and $12.3 million for the 52 weeks ended December 27, 2001.

9) The recognition of depreciation expense on equipment acquired by us with estimated remaining economic lives of twelve years that was leased by GC Companies of $4.7 million for the 39 weeks ended December 27, 2001, $6.3 million for the 52 weeks ended March 29, 2001 and $6.3 million for the 52 weeks ended December 27, 2001, the amortization of favorable leases over the average remaining lease period of 15 years of $1.2 million for the 39 weeks ended December 27, 2001, $1.6 million for the 52 weeks ended March 29, 2001 and $1.6 million for the 52 weeks ended December 27, 2001 and the amortization of capitalized software with an estimated remaining economic life of 3 years of $1.2 million for the 39 weeks ended December 27, 2001, $1.6 million for the 52 weeks ended March 29, 2001 and $1.6 million for the 52 weeks ended December 27, 2001.

10) Exclusion of interest expense on obligations not assumed by us of $3.8 million for the 39 weeks ended December 27, 2001, $5.3 million for the 52 weeks ended March 29, 2001 and $5.4 million for the 52 weeks ended December 27, 2001 and recognition of interest expense on the senior subordinated notes issued to GC Companies' creditors under the plan of reorganization (assuming payment of the estimated purchase price of $160.3 million) of $5.2 million for the 39 weeks ended December 27, 2001, $7.0 million for the 52 weeks ended March 29, 2001 and $7.0 million for the 52 weeks ended December 27, 2001.

11) Exclusion of investment losses related to portfolio investments not acquired by us and equity losses in international theatre affiliates with an estimated enterprise value of zero. The investment losses were comprised primarily of asset impairments, asset writedowns, net losses on sales of investments, equity losses in unconsolidated entities and management expense.

12) Exclusion of revenues and expenses for theatres not acquired by us as follows:

	39 weeks December 27, 2001	52 weeks March 29, 2001	52 weeks December 27, 2001
	(in thousands)

Total revenues	$ 2,681	$56,019	$ 4,824
Cost of operations	846	45,109	2,725
Rent	-	18,886	358
Depreciation and amortization	172	817	274
(Gain) loss on disposition of assets	(82)	(77)	(82)
Reorganization items	13,944	13,835	14,489
Impairment of long-lived assets and restructuring	-	13,589	-

13) Represents adjustment to income taxes using the enacted state and federal tax rates of 40% expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be settled or realized.

14) Does not reflect any reduction in historical costs as a result of the future termination of employment of certain employees, the closure of certain facilities, the termination or non-assumption of certain contracts and the integration of GC Companies' operating services into our operations. Pro forma Adjusted EBITDA is shown below to reflect certain benefits that may result from these estimated cost savings:

Pro forma for the Note Offering and the Common Stock Offering			Pro forma for the Note Offering, the Common Stock Offering and the Acquisition of GC Companies
	52 weeks December 27, 2001	52 weeks March 29, 2001	52 weeks December 27, 2001	52 weeks March 29, 2001
	(in thousands)

Pro forma Operating Loss	$ (32,428)	$ (70,550)	$ (27,421)	$(114,002)
Adjustments:
Gain on disposition	(695)	(664)	(735)	(670)
Impairment of long-lived assets and restructuring	64,963	68,776	64,963	93,913
Depreciation and amortization	100,370	105,260	122,601	130,588
Reorganization items	-	-	7,181	18,169
Theatre and other closure expense	12,166	24,169	12,166	24,169
Pre-opening expense	4,999	3,808	4,999	3,808
Other income (excluding $7,379 of one-time other income related to prior periods)	-	2,617	-	2,617

Subtotal	149,375	133,416	$183,754	158,592
Anticipated cost savings:
Facility closures, non-assumption of contracts and employee terminations	-	-	8,796	15,617
Integration of GC Companies operating services into AMC contracts	-	-	3,000	3,000

Pro forma Adjusted EBITDA	$149,375	$133,416	$195,550(a)	$177,209(a)

__________

(a) Pro forma Adjusted EBITDA represents earnings (loss) before cumulative effect of an accounting change plus interest, income taxes, depreciation and amortization adjusted for pre-opening expense, theatre and other closure expense, impairment of long-lived assets, (gain) loss on disposition of assets and equity in earnings of unconsolidated affiliates and excludes one time other income and expense items and reorganization costs. Pro forma Adjusted EBITDA also includes $8.8 million in cost savings and $3.0 million in operating synergies expected to be realized through the integration of GC Companies for the 52 weeks ended December 27, 2001 and $15.6 million in cost savings and $3.0 million in operating synergies expected to be realized through the integration of GC Companies for the 52 weeks ended March 29, 2001. These latter adjustments reflecting estimated cost savings and operating synergies do not qualify as pro forma adjustments under Regulation S-X promulgated under the Securities Act and constitute forward-looking statements within the Private Securities Litigation Reform Act of 1995, as amended. Actual results may differ materially from those reflected due to a number of factors, including without limitation, (i) an inability to consolidate facilities, (ii) an inability to reduce headcount, (iii) an inability to terminate certain contracts and (iv) an inability to successfully integrate GC Companies into our existing operations.

We have included pro forma Adjusted EBITDA because we believe that pro forma Adjusted EBITDA provides investors with additional information for estimating our value and evaluating our ability to service debt. We believe that EBITDA is a financial measure commonly used in our industry and should not be construed as an alternative to operating income (as determined in accordance with GAAP). Pro forma Adjusted EBITDA as determined by us may not be comparable to EBITDA as reported by other companies. In addition, pro forma Adjusted EBITDA is not intended to represent cash flow (as determined in accordance with GAAP) and does not represent the measure of cash available for discretionary uses.

  Exhibits.

2.1(a) Interim Operating Agreement dated December 6, 2001 between AMC Entertainment Inc. and GC Companies (incorporated by reference from Exhibit 10.1 to the Company's Form 8-K (File No. 001-08747) filed on December 12, 2001).

2.1(b) Amendment dated January 28, 2002 to Interim Operating Agreement dated December 6, 2001 between GC Companies, Inc. and AMC Entertainment Inc. (incorporated by reference from Exhibit 2.2 to Form 10-Q for the thirty-nine weeks ended December 27, 2001).

2.2(a) Letter of Intent dated December 6, 2001 between AMC Entertainment Inc. and GC Companies (incorporated by reference from Exhibit 10.2 to the Company's Form 8-K (File No. 001-08747) filed on December 12, 2001).

2.2(b) Letter of Intent, amended as of January 15, 2002, between AMC Entertainment Inc. and GC Companies (incorporated by reference from Exhibit 2.5(b)(2) to Amendment No. 1 to the Company's Registration Statement on Form S-3 (File No. 333-75208) filed on January 25, 2002).

2.2(c) Letter of Intent dated December 6, 2001, amended and restated as of January 28, 2002, between GC Companies, Inc. and AMC Entertainment Inc. (incorporated by reference from Exhibit 2.3 to Form 10-Q for the thirty-nine weeks ended December 27, 2001).

2.3(a) Support Agreement dated December 6, 2001, by and among AMC Entertainment Inc., the Official Committee of Unsecured Creditors in the Chapter 11 Cases of the GCX Debtors, General Electric Capital Corporation and Harcourt General, Inc. (incorporated by reference from Exhibit 10.3 to the Company's Form 8-K (File No. 001-08747) filed on December 11, 2001).

2.3(b) Support Agreement dated December 6, 2001, amended and restated as of January 28, 2002, between AMC Entertainment Inc., General Electric Capital Corporation, Harcourt General, Inc. and the Official Committee of Unsecured Creditors in the Chapter 11 Case of the GCX Debtors (incorporated by reference from Exhibit 2.4 to Form 10-Q for the thirty-nine weeks ended December 27, 2001).

2.4 Support Agreement dated February 27, 2002, by and among AMC Entertainment Inc., GC Companies, Inc. ("GCX," and together with its Chapter 11 debtor affiliated entities, the "GCX Debtors"), the Official Committee of Unsecured Creditors in the Chapter 11 Cases of the GCX Debtors and The Bank of Nova Scotia (incorporated by reference from Exhibit 2.1 to Form 8-K filed March 7, 2002).

2.5 Support Agreement dated February 14, 2002 by and among GC Companies, Inc. ("GCX," and together with its Chapter 11 debtor affiliated entities, the "GCX Debtors"), the Official Committee of Unsecured Creditors in the Chapter 11 Cases of the GCX Debtors, AMC Entertainment Inc., Fleet National Bank and Bank of America, N.A. (incorporated by reference from Exhibit 2.5(c)(3) to Amendment No. 3 to Registration Statement on Form S-3 (File No. 333-75208) filed on February 22, 2002).

2.6(a) Joint Plan of Reorganization of Debtors and Official Committee of Unsecured Creditors for GC Companies and its jointly administered subsidiaries (incorporated by reference from Exhibit 2 to the Company's Form 8-K (File No. 001-05747) filed on December 28, 2001).

2.6(b) First Amended Joint Plan of Reorganization of Debtors and Official Committee of Unsecured Creditors for GC Companies, Inc. and its Jointly Administered Subsidiaries filed on January 30, 2002 with the United States Bankruptcy Court for the District of Delaware (incorporated by reference from Exhibit 2.5 to Form 10-Q for the thirty-nine weeks ended December 27, 2001).

2.6(c) Modified First Amended Joint Plan of Reorganization of Debtors and Official Committee of Unsecured Creditors for GC Companies, Inc. and its Jointly Administered Subsidiaries filed on March 1, 2002 with the United States Bankruptcy Court for the District of Delaware (incorporated by reference from Exhibit 2.2 to Form 8-K filed March 7, 2002).

2.7 Stock Purchase Agreement dated January 15, 2002 among GC Companies, Inc., AMC Entertainment Inc., American Multi-Cinema, Inc. and Centertainment Development, Inc. (incorporated by reference from Exhibit 2.5(e) to Amendment No. 1 to the Company's Registration Statement on Form S-3 (File No. 333-75208) filed on January 25, 2002).

2.8 Joint Commitment Agreement dated as of February 1, 2002 among AMC Entertainment Inc., Chestnut Hill Investments LLC, Richard A. Smith, John Berylson, and Demos Kouvaris (incorporated by reference from Exhibit 2.5(f) to the Amendment No. 2 to the Company's Registration Statement on Form S-3 (File No. 333-75208) filed on February 8, 2002).

*4. First Supplemental Indenture dated as of March 29, 2002 to Indenture dated as of January 27, 1999 between AMC Entertainment Inc. and HSBC Bank USA, as Trustee.

*23.1 Consent of Deloitte & Touche LLP

* Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date:	April 10, 2002	By: /s/ Craig R. Ramsey

Craig R. Ramsey
Senior Vice President, Finance,
Chief Financial Officer and
Chief Accounting Officer